Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASANA, INC.

The undersigned, Dustin Moskovitz, hereby certifies that:

1. He is the duly elected and acting Chief Executive Officer of Asana, Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on December 16, 2008, under the name Smiley Abstractions, Inc.

3. The Amended and Restated Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

“ARTICLE I

The name of this corporation is Asana, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

Effective immediately upon the acceptance of this Amended and Restated Certificate of Incorporation (this “Restated Certificate”) for filing with the Delaware Secretary of State (the “Effective Time”), automatically and without further action on the part of the Corporation, the holders of the Corporation’s Class A Common Stock, par value of $0.00001 per share, outstanding immediately prior to the Effective Time (the “Prior Class A Common Stock”) or the holders of the Corporation’s Class B Common Stock, par value of $0.00001 per share, outstanding immediately prior to the Effective Time (the “Prior Class B Common Stock”), (i) each then outstanding share of the Prior Class A Common Stock shall be reclassified as and become one (1) share of Class B Common Stock (as defined below) and (ii) each then outstanding share of the Prior Class B Common Stock shall be reclassified as and become one (1) share of Class A Common Stock (as defined below) (collectively, the “Reclassification”). All of the shares of such classes of stock shall be uncertificated shares and the stockholder registered on the Corporation’s books as the owner of the share so reclassified immediately prior to the Effective Time shall be registered on the Corporation’s books as the owner of the share of Class A Common Stock and Class B Common Stock issued upon Reclassification thereof, without the need for surrender or exchange thereof.

(A) Classes of Stock. The Corporation is authorized to issue four classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock,” “Series 1 Preferred Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 691,101,040 shares, each with a par value of $0.00001 per share. 270,000,000 shares shall be Class A Common Stock, 270,000,000 shares shall be Class B Common Stock, 1,560,000 shares shall be Series 1 Preferred Stock and 149,541,040 shares shall be Preferred Stock. The Class A Common Stock and Class B Common Stock shall collectively be referred to herein as the “Common Stock.”

(B) Powers, Rights, Preferences and Restrictions of Preferred Stock. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 20,770,520 shares. The second series of Preferred Stock shall be designated “Series A-1 Preferred Stock” and shall consist of 20,770,520 shares. The third series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 11,000,000 shares. The fourth series of Preferred Stock shall be designated “Series B-1 Preferred Stock” and shall consist of 11,000,000 shares. The fifth series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 21,000,000 shares. The sixth series of Preferred Stock shall be designated “Series C-1 Preferred Stock” and shall consist of 21,000,000 shares. The seventh series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 15,000,000 shares. The eighth series of Preferred Stock shall be designated “Series D-1 Preferred Stock” and shall consist of 15,000,000 shares. The ninth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 7,000,000 shares. The tenth series of Preferred Stock shall be designated “Series E-1 Preferred Stock” and shall consist of 7,000,000 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series 1 Preferred Stock or the Common Stock of the Corporation, at the rate of (i) $0.0404896 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock then held by them, (ii) $0.0404896 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A-1 Preferred Stock then held by them, (iii) $0.2166346 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock then held by them, (iv) $0.2166346 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B-1 Preferred Stock then held by them, (v) $0.3412834 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock then held by them, (vi) $0.3412834 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C-1 Preferred Stock then held by them, (vii) $0.418029 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock then held by them, (viii) $0.418029 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D-1 Preferred Stock then held by them, (ix) $0.6549121 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series E Preferred Stock then held by them, and (x) $0.6549121 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series E-1 Preferred Stock then held by them, in each applicable case payable when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”). Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of Preferred Stock, Series 1 Preferred Stock, and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock and Series 1 Preferred Stock into Common Stock).

2. Liquidation.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Preferred Stock, on a pari passu basis, shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or Series 1 Preferred Stock by reason of their ownership thereof, an amount equal to (i) $0.50612 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series A Preferred Stock then held by them, (ii) $0.50612 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series A-1 Preferred Stock then held by them, (iii) $2.707932 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series B Preferred Stock then held by them, (iv) $2.707932 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series B-1 Preferred Stock then held by them, (v) $4.266042 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series C Preferred Stock then held by them, (vi) $4.266042 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series C-1 Preferred Stock then held by them, (vii) $5.225363 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series D Preferred Stock then held by them, (viii) $5.225363 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series D-1 Preferred Stock then held by them, (ix) $8.186401 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series E Preferred Stock then held by them, and (x) $8.186401 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series E-1 Preferred Stock then held by them, plus any declared but unpaid dividends on such shares of Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Remaining Assets. Upon the completion of the distribution required by Section 2(a) above, if assets remain in the Corporation, the holders of the Series 1 Preferred Stock and the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation on a pro rata basis based on the number of shares of Common Stock held by each (assuming full conversion of all such Series 1 Preferred Stock into Common Stock). Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Transaction, as defined below, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class A Common Stock or Class B Common Stock, as applicable, immediately prior to the Liquidation Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(c) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if (A) the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its property, assets or business or (B) the Corporation shall merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) or (C) there shall be a closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity) (any such transaction, a “Liquidation Transaction”), provided that none of the following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (ii) an equity financing in which the Corporation is the surviving corporation, or (iii) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction as a result of their ownership in the Corporation immediately prior to such transaction. In the event of a merger or consolidation of the Corporation that is deemed pursuant to this section to be a Liquidation Transaction, all references in this Section 2 to “assets of the Corporation” shall be deemed instead to refer to the aggregate consideration to be paid to the holders of the Corporation’s capital stock in such merger or consolidation. Nothing in this subsection 2(c)(i) shall require the distribution to stockholders of anything other than proceeds of such transaction in the event of a merger or consolidation of the Corporation. Notwithstanding the foregoing, the treatment of any transaction as a Liquidation Transaction may be waived by the vote or written consent of the holders of a majority of the voting power of the then-outstanding shares of Preferred Stock, voting together as a single class.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Transaction shall, with the appropriate approval of the definitive agreements governing such Liquidation Transaction by the stockholders under the General Corporation Law and Section 6 of this Article IV(B), be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Transaction.

3. Redemption. The Preferred Stock is not redeemable.

4. Conversion. The holders of shares of Preferred Stock shall be entitled to conversion rights as follows (the “Preferred Stock Conversion Rights”):

(a) Right to Convert.

(i) Subject to Section 4(c), each share of Series A, Series B, Series C, Series D or Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of

Class B Common Stock as is determined by dividing (i) $0.50612 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series A Preferred Stock, (ii) $2.707932 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series B Preferred Stock, (iii) $4.266042 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series C Preferred Stock, (iv) $5.225363 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series D Preferred Stock, or (v) $8.186401 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series E Preferred Stock, by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Preferred Stock Conversion Price per share shall be (i) $0.50612 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series A Preferred Stock, (ii) $2.707932 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series B Preferred Stock, (iii) $4.266042 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series C Preferred Stock, (iv) $5.225363 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series D Preferred Stock, and (v) $8.186401 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series E Preferred Stock. Each such initial Preferred Stock Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(ii) Subject to Section 4(c), each share of Series A-1, Series B-1, Series C-1, Series D-1 or Series E-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) $0.50612 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series A-1 Preferred Stock, (ii) $2.707932 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series B-1 Preferred Stock, (iii) $4.266042 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series C-1 Preferred Stock, (iv) $5.225363 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series D-1 Preferred Stock, or (v) $8.186401 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series E-1 Preferred Stock, by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Preferred Stock Conversion Price per share shall be (i) $0.50612 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series A-1 Preferred Stock, (ii) $2.707932 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series B-1 Preferred Stock, (iii) $4.266042 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series C-1 Preferred Stock, (iv) $5.225363 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series D-1 Preferred Stock, and (v) $8.186401 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), in the case of the Series E-1 Preferred Stock. Each such initial Preferred Stock Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(b) Automatic Conversion.

(i) (A) Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock shall automatically be converted into shares of Class B Common Stock and (B) each share of Series A-1, Series B-1, Series C-1, Series D-1 and Series E-1 Preferred Stock shall automatically be converted into shares of Class A Common Stock, each at the respective Conversion Price then in effect for such share, immediately upon the earlier of (1) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) which results in (x) aggregate cash proceeds to the Corporation of not less than $100,000,000 (net of underwriting discounts and commissions) and (y) a price per share of Common Stock at least equal to $8.186401 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (a “Qualifying IPO”) or (2) the date or the occurrence of an event specified by vote or written consent of the holders of a majority of the voting power of the then-outstanding shares of Preferred Stock, voting together as a single class; provided, however, that: (I) the Series D Preferred Stock shall not be automatically converted pursuant to the foregoing clause (2) in connection with a Liquidation Transaction unless either: (x) the holders of the Series D Preferred Stock receive proceeds from such Liquidation Transaction with respect to their shares of Series D Preferred Stock in an amount equal to at least the lesser of (i) $5.225363 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) and (ii) the amount they would have otherwise received pursuant to the terms hereof if such shares of Series D Preferred Stock had remained outstanding and not converted into shares of Class B Common Stock; or (y) the holders of at least 55% of the then-outstanding shares of Series D Preferred Stock consent to such conversion; and (II) that the Series E Preferred Stock shall not be automatically converted pursuant to the foregoing clause (2) in connection with a Liquidation Transaction unless either: (x) the holders of the Series E Preferred Stock receive proceeds from such Liquidation Transaction with respect to their shares of Series E Preferred Stock in an amount equal to at least the lesser of (i) $8.186401 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) and (ii) the amount they would have otherwise received pursuant to the terms hereof if such shares of Series E Preferred Stock had remained outstanding and not converted into shares of Class B Common Stock; or (y) the holders of at least 57% of the then-outstanding shares of Series E Preferred Stock consent to such conversion.

(ii) Each share of Series A, Series B, Series C, Series D or Series E Preferred Stock, as applicable, shall automatically, without any further action by the holder or the Corporation, convert into one (1) share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), one (1) share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), one (1) share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), one (1) share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock), or one (1) share of Series E-1 Preferred Stock (in the case of the Series E

Preferred Stock), as applicable, (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) upon the Transfer (as defined in Section (F) of Article IV) of such share; provided, however, that a Transfer of Series A, Series B, Series C, Series D or Series E Preferred Stock by an Existing Preferred Stockholder (as defined in Section (F) of Article IV) or such Existing Preferred Stockholder’s Preferred Stock Permitted Entities (as defined in Section (F) of Article IV) to another Existing Preferred Stockholder or such Existing Preferred Stockholder’s Preferred Stock Permitted Entities shall not trigger such automatic conversion; provided further, however, that a Transfer by an Existing Preferred Stockholder to any of the following Preferred Stock Permitted Entities, or from any of the following Preferred Stock Permitted Entities to such Existing Preferred Stockholder or any other Preferred Stock Permitted Entity by or for such Existing Preferred Stockholder shall not trigger such automatic conversion:

(A) a trust for the benefit of such Existing Preferred Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Existing Preferred Stockholder (a “Clause (A) Preferred Stock Permitted Trust”), and, provided, further, that in the event and at such time as such Existing Preferred Stockholder is no longer the exclusive beneficiary of such trust, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by such trust shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(B) a trust for the benefit of persons other than the Existing Preferred Stockholder so long as the Existing Preferred Stockholder has sole dispositive power and exclusive Voting Control (as defined below) with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Existing Preferred Stockholder (“Clause (B) Preferred Stock Permitted Trust”), and, provided, further, that in the event and at such time as the Existing Preferred Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such trust, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by such trust shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(C) a trust under the terms of which such Existing Preferred Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (the “Code”) or a reversionary interest so long as the Existing Preferred Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such trust (a “Clause (C) Preferred Stock Permitted Trust”) and provided, further, that in the event and at such time as the Existing Preferred Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such trust, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by such trust shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(D) an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Existing Preferred Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Existing Preferred Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held in such account, plan or trust (each, a “Preferred Stock Permitted IRA”), and provided, further, that in the event and at such time as the Existing Preferred Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such account, plan or trust, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by or in such Individual Retirement Account, pension, profit sharing, stock bonus or other type of plan or trust shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(E) a corporation in which such Existing Preferred Stockholder directly, or indirectly through one or more Preferred Stock Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Existing Preferred Stockholder retains sole dispositive power and exclusive

Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such corporation (a “Preferred Stock Permitted Corporation”); and provided further that in the event and at such time the Existing Preferred Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such corporation, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by such corporation shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(F) a partnership in which such Existing Preferred Stockholder directly, or indirectly through one or more Preferred Stock Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Existing Preferred Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such partnership (a “Preferred Stock Permitted Partnership”); and provided further that in the event and at such time as the Existing Preferred Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such partnership, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by such partnership shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); or

(G) a limited liability company in which such Existing Preferred Stockholder directly, or indirectly through one or more Preferred Stock Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Existing Preferred Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such limited liability company (a “Preferred Stock Permitted LLC”); and provided further that in the event the Existing Preferred Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by such limited liability company, each share of Series A, Series B, Series C, Series D or Series E Preferred Stock then held by such limited liability company shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

Notwithstanding the foregoing, if the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by a Clause (B) Preferred Stock Permitted Trust or a Clause (C) Preferred Stock Permitted Trust would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Code), then such shares will not automatically convert to Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) if the Existing Preferred Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock would no longer constitute stock of a “controlled corporation” pursuant to the Code (such time is referred to in this Section as the “Existing Preferred Stock Voting Shift”). If an Existing Preferred Stockholder does not, within thirty (30) business days following the Existing Preferred Stock Voting Shift, directly or indirectly assume sole exclusive Voting Control with respect to such shares of Series A, Series B, Series C, Series D or Series E Preferred Stock, each such share of Series A, Series B, Series C, Series D or Series E Preferred Stock shall automatically convert into (i) one (1) fully paid and nonassessable share of Series A-1 Preferred Stock (in the case of the Series A Preferred Stock), (ii) one (1) fully paid and nonassessable share of Series B-1 Preferred Stock (in the case of the Series B Preferred Stock), (iii) one (1) fully paid and nonassessable share of Series C-1 Preferred Stock (in the case of the Series C Preferred Stock), (iv) one (1) fully paid and nonassessable share of Series D-1 Preferred Stock (in the case of the Series D Preferred Stock) or (v) one (1) fully paid and nonassessable share of Series E-1 Preferred Stock (in the case of the Series E Preferred Stock) (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(iii) Each share of Series A-1, Series B-1, Series C-1, Series D-1 and Series E-1 Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Conversion Price then in effect for such share immediately upon the earlier of (A) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a Qualifying IPO or (B) the date or the occurrence of an event specified by vote or written consent of the holders of a majority of the then-outstanding shares of Series A-1, Series B-1, Series C-1, Series D-1 and Series E-1 Preferred Stock, voting together as a single class.

(iv) Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock shall automatically be converted into shares of Class B Common Stock and each share of Series A-1, Series B-1, Series C-1, Series D-1 and Series E-1 Preferred Stock shall automatically be converted into shares of Class A Common Stock, each at the respective Conversion Prices then in effect for such shares, immediately upon the date specified by vote or written consent of the holders of a majority of the voting power of the then-outstanding shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E and Series E-1 Preferred Stock, voting together as a single class.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock or other series of Preferred Stock, the holder shall surrender the certificate or certificates representing such shares of Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the number of shares to be converted, the series and class of stock to be issued upon such conversion and the name or names in which the certificate or certificates for shares of Common Stock or Preferred Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Preferred Stock or Common Stock, as applicable, to which such holder shall be entitled as aforesaid and if less than all of the holder’s shares of Preferred Stock have been converted, a certificate for the remainder of such holder’s shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a firm commitment underwritten public offering of securities the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Preferred Stock Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Preferred Stock Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock below Purchase Price. If the Corporation should issue, at any time after the date upon which any shares of Series E Preferred Stock are first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Preferred Stock Conversion Price for shares of such series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), the Preferred Stock Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A) Adjustment Formula. Whenever the Preferred Stock Conversion Price is adjusted pursuant to this Section (4)(d)(i), the new Preferred Stock Conversion Price shall be determined by multiplying the Preferred Stock Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Preferred Stock Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than

(1) Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(2) Shares of Common Stock, Series 1 Preferred Stock or Preferred Stock issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Purchase Date, including, without limitation, warrants, notes or options;

(3) Shares of Common Stock issued or issuable to employees, consultants, officers or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

(4) Shares of Common Stock issued or issuable in a Qualifying IPO;

(5) Capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions approved by the Board of Directors;

(6) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;

(7) Capital stock issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors;

(8) Shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock sold pursuant to that certain Series E Preferred Stock Purchase Agreement between the Corporation and the investors therein dated on or about the Purchase Date or the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series 1 Preferred Stock outstanding on the Purchase Date;

(9) Shares of Series A-1, Series B-1, Series C-1, Series D-1 or Series E-1 Preferred Stock issuable upon conversion of the Series A, Series B, Series C, Series D or Series E Preferred Stock, respectively;

(10) Shares of Class A Common Stock issued or issuable upon conversion of the Class B Common Stock;

(11) Shares of Common Stock deemed to be issued as a result of the Reclassification; and

(12) Shares of Common Stock issued or issuable with the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of Preferred Stock, voting together as a single class.

(C) No Fractional Adjustments. No adjustment of the Preferred Stock Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments, and excluding cancellation of indebtedness) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Preferred Stock Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F) No Increased Preferred Stock Conversion Price. Notwithstanding any other provisions of this Section 4(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Preferred Stock Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Preferred Stock Conversion Price above the Preferred Stock Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Preferred Stock Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination (or the date of such combination if no record date is fixed), the Preferred Stock Conversion Price for each series of Preferred Stock that is convertible into Common Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or 4(d)(ii) or Section 2, then, in each such case for the purpose of this Section 4(e), the holders of each series of Preferred Stock that is convertible into Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution (or the date of such distribution if no record date is fixed).

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of each series of Preferred Stock that is convertible into Common Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Preferred Stock Conversion Price of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Preferred Stock Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of each series of Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5. Voting Rights and Powers.

(a) Except as expressly provided by this Restated Certificate or as provided by law, the holders of Series A, Series B, Series C, Series D or Series E Preferred Stock shall have the right to one hundred (100) votes for each share of Class B Common Stock into which such Series A, Series B, Series C, Series D or Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equivalent to those of the holders of Class B Common Stock. Except as expressly provided by this Restated Certificate or as provided by law, the holders of Series A-1, Series B-1, Series C-1, Series D-1 or Series E-1 Preferred Stock shall have the right to one (1) vote for each share of Class A Common Stock into which such Series A-1, Series B-1, Series C-1, Series D-1 or Series E-1 Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equivalent to those of the holders of Class A Common Stock. Except as expressly provided by this Restated Certificate or as provided by law, the holders of Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock, the holders of Series 1 Preferred Stock and the holders of Preferred Stock shall vote together as a single class on all matters. Fractional votes shall not, however, be permitted and any fractional voting rights available (after aggregating all shares of Series 1 Preferred Stock or Preferred Stock held by each holder) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) The Board of Directors shall consist of eight (8) members. At each meeting of stockholders at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent of the stockholders, (i) the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series A Director”), (ii) the holders of a majority of the voting power of the then-outstanding shares of Common Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Common Director”), (iii) the holders of a majority of the voting power of the then-outstanding shares of Common Stock and Series 1 Preferred Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors and (iv) the holders of a majority of the voting power of the then-outstanding shares of Common Stock, the Series 1 Preferred Stock and the Preferred Stock, voting together as a single class, shall be entitled to elect the remaining members of the Board of Directors. On all matters presented to the Board of Directors for approval at any meeting of the Board of Directors or action taken by written consent without a meeting, each director will be entitled to one (1) vote; provided, however, that, when at least one (1) Independent Director (as defined in that certain Amended and Restated Voting Agreement dated as of the Purchase Date by and among the Corporation and stockholders of the Corporation named therein, as may be amended or restated from time to time) is then in office, the Common Director (and no other directors) shall be entitled to three (3) votes on any Specified Matter (as defined below) at any meeting of the Board of Directors or action of the Board of Directors taken by written consent without a meeting. A “Specified Matter” shall include each of the following:

(i) any Liquidation Transaction;

(ii) any acquisition by the Corporation of another company or business, or of the assets of another company or business, except for any such acquisition involving the payment of consideration by the Corporation with an aggregate value of more than $50,000,000;

(iii) the issuance, grant or transfer of any equity security (including any security convertible into, exchangeable for or exercisable for any equity security) of the Corporation, other than any such issuance or grant of equity securities to the Common Director;

(iv) the Corporation’s initial sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act;

(v) any increase in the number of shares of Common Stock reserved for issuance under any stock option plan of the Corporation, provided that the aggregate amount of all such increases in a single fiscal year is no greater than 4,310,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like);

(vi) redeem, purchase or otherwise acquire any shares of capital stock of the Corporation, other than any shares of capital stock held by the Chief Executive Officer of the Corporation;

(vii) hire, terminate or change the compensation of any executive officer (as such term is defined in Rule 501(f) of the Securities Act) of the Corporation, other than with respect to any executive officer role held by the Common Director;

(viii) any change of the principal business of the Corporation from collaboration work management or project management, the entry by the Corporation into any new line of business (other than any business or line of business relating to collaboration work management or project management), or the exit by the Corporation of the collaboration work management or project management business; or

(ix) any amendment to this Restated Certificate or the Bylaws of the Corporation.

(c) Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Director’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6. Protective Provisions.

(a) General Protective Provisions. So long as at least 10,000,000 shares of Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of the then-outstanding shares of Preferred Stock, voting together as a single class:

(i) alter or change the rights, preferences or privileges of the shares of any outstanding series of Preferred Stock so as to adversely affect such shares;

(ii) increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock, Series 1 Preferred Stock or Common Stock;

(iii) authorize or issue (other than in the case of Series A, Series B, Series C, Series D or Series E Preferred Stock), or obligate itself to issue, any other equity security, including any security convertible into, exchangeable for or exercisable for any equity security, having a preference over, or being on a parity with, any outstanding series of Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

(iv) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock, Series 1 Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or Series 1 Preferred Stock from employees, officers, directors, consultants or other persons or entities performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal (provided such exercise is approved by the Corporation’s Board of Directors);

(v) declare or pay a dividend or other distribution with respect to any shares of the Corporation’s capital stock;

(vi) change the number of directors of the Corporation;

(vii) effect a Liquidation Transaction or other liquidation, dissolution or winding up of the Corporation, or the acquisition of another company or business by the Corporation;

(viii) change the principal business of the Corporation from collaboration work management or project management, enter into a new material line of business (other than any business or line of business relating to collaboration work management or project management), or exit the collaboration work management or project management business;

(ix) engage in any transaction with any affiliate (including any loans to directors or officers of the Company), except for transactions (x) that are approved by the Board of Directors and entered into in the ordinary course of business on an arms’-length basis or (y) that are approved by a majority of the disinterested members of the Board of Directors; or

(x) amend this Restated Certificate or the Bylaws of the Corporation.

(b) Series A Protective Provisions. So long as at least 10,000,000 shares of Series A Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a single class, waive, alter or change the powers, preferences or special rights of the shares Series A Preferred Stock so as to affect such shares in a manner materially and adversely different from any other series of Preferred Stock.

(c) Series B Protective Provisions. So long as at least 5,000,000 shares of Series B Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting together as a single class, waive, alter or change the powers, preferences or special rights of the shares Series B Preferred Stock so as to affect such shares in a manner materially and adversely different from any other series of Preferred Stock.

(d) Series C Protective Provisions. So long as at least 10,000,000 shares of Series C Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, voting together as a single class, waive, alter or change the powers, preferences or special rights of the shares Series C Preferred Stock so as to affect such shares in a manner materially and adversely different from any other series of Preferred Stock.

(e) Series D Protective Provisions. So long as at least 6,500,000 shares of Series D Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 55% of the then-outstanding shares of Series D Preferred Stock, voting together as a single class, waive, alter or change the powers, preferences, or special rights of the shares of Series D Preferred Stock so as to affect such shares in a manner materially and adversely different from any other series of Preferred Stock.

(f) Series E Protective Provisions. So long as at least 3,000,000 shares of Series E Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 57% of the then-outstanding shares of Series E Preferred Stock, voting together as a single class, waive, alter or change the powers, preferences, or special rights of the shares of Series E Preferred Stock so as to affect such shares in a manner materially and adversely different from any other series of Preferred Stock.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock and the authorized shares of Preferred Stock.

(C) Series 1 Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series 1 Preferred Stock are as set forth below in this Article IV(C).

1. Dividend Rights. Subject to the preference and participation accorded in Section 1 of Article IV(B) to holders of Preferred Stock, the holders of shares of Series 1 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends (other than payable solely in Common Stock) as may be declared from time to time by the Board of Directors on a pro rata basis with the holders of Common Stock, based on the number of shares of Common Stock held by each (assuming conversion of all the Series 1 Preferred Stock into Common Stock).

2. Liquidation. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Series 1 Preferred Stock is not redeemable.

4. Conversion. The holders of the Series 1 Preferred Stock shall have conversion rights as follows (the “Series 1 Preferred Stock Conversion Rights”):

(a) Right to Convert to Common Stock. Each share of Series 1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing $1.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) by the Series 1 Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Any transfer of shares of Series 1 Preferred Stock that is neither (i) made in connection with an Equity Financing (as such term is defined in Section 4(b) below), nor (ii) authorized by a majority of the Board of Directors, shall be deemed an election of an option to convert such shares into Class B Common Stock and each such transferred share of Series 1 Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing $1.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) by the Series 1 Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, effective immediately prior to such transfer. The initial Series 1 Preferred Stock Conversion Price per share of Series 1 Preferred Stock shall be $1.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). Such initial Series 1 Preferred Stock Conversion Price shall be subject to adjustment as set forth in Section 4(a)(iii).

(i) Automatic Conversion. Each share of Series 1 Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Series 1 Preferred Stock Conversion Price at the time in effect for such share immediately upon the earliest of (A) except as provided below in Section 4(a)(ii), the Corporation’s sale of its Common Stock in a Qualifying IPO, (B) the date or the occurrence of an event specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Series 1 Preferred Stock, (C) immediately following the approval of a Liquidation Transaction by a majority of the Corporation’s Common Stock, voting separately as a class, or (D) the date on which all shares of Preferred Stock convert into Common Stock pursuant to Article IV(B)(4)(b)(i).

(ii) Mechanics of Conversion. Before any holder of Series 1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series 1 Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Series 1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Series 1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series 1 Preferred Stock shall not be deemed to have converted such Series 1 Preferred Stock until immediately prior to the closing of such sale of securities.

(iii) Series 1 Preferred Stock Conversion Price Adjustments for Certain Splits and Combinations. The Series 1 Preferred Conversion Price shall be subject to adjustment from time to time as follows:

(A) Stock Splits and Dividends. In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock without a commensurate split or subdivision of the Series 1 Preferred Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Series 1 Preferred Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Series 1 Preferred Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Series 1 Preferred Stock Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series 1 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Series 1 Preferred Common Stock Equivalents with the number of shares issuable with respect to Series 1 Preferred Common Stock Equivalents determined from time to time as provided in Section 4(a)(iii)(C) below.

(B) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination (or the date of such combination if no record date is fixed), the Series 1 Preferred Stock Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(C) The following provisions shall apply for purposes of this Section 4(a)(iii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Series 1 Preferred Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Series 1 Preferred Common Stock Equivalents were issued.

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Series 1 Preferred Common Stock Equivalents other than a change resulting from the antidilution provisions thereof, the Series 1 Preferred Stock Conversion Price, to the extent in any way affected by or computed using such Series 1 Preferred Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(3) Upon the termination or expiration of the convertibility or exercisability of any such Series 1 Preferred Common Stock Equivalents, the Series 1 Preferred Stock Conversion Price, to the extent in any way affected by or computed using such Series 1 Preferred Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Series 1 Preferred Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Series 1 Preferred Common Stock Equivalents.

(iv) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series 1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series 1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(v) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Series 1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of such Series 1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series 1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(b) Right to Convert to Preferred Stock. Effective immediately upon the purchase by an investor of Series 1 Preferred Stock in connection with the Next Equity Financing (as defined below), each share of Series 1 Preferred Stock shall automatically convert into shares of the series of preferred stock of the Corporation issued in the Next Equity Financing (“Subsequent Preferred Stock”) at the Conversion Ratio. “Conversion Ratio” shall mean, for the Next Equity Financing, the inverse of the ratio at which a share of Subsequent Preferred Stock issued in such Equity Financing is convertible into Common Stock of the Corporation (i.e. 1 divided by such conversion ratio), and “Next Equity Financing” shall mean the next equity financing of the Corporation in which the Corporation sells its preferred stock pursuant to a purchase agreement and sells and issues at least $1,000,000 worth of Subsequent Preferred Stock. By way of example only, in the event that one share of Subsequent Preferred Stock issued in the Equity Financing is convertible into two shares of Common Stock, the Conversion Ratio shall be one-half (1/2).

(c) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series 1 Preferred Stock shall be deemed given if (i) sent via electronic mail with confirmation of receipt or (ii) deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. Any notice required by the provisions of this Section 4 to be given to the Corporation shall be deemed given if (i) sent via electronic mail with confirmation of receipt or (ii) deposited in the United States mail, postage prepaid, and addressed to the Corporation’s Board of Directors at the principal business address of the Corporation.

5. Voting Rights and Powers. The holder of each share of Series 1 Preferred Stock shall have the right to one hundred (100) votes for each share of Class B Common Stock into which such Series 1 Preferred Stock could then be directly converted (without first being converted to another series of Preferred Stock), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock only, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holders of Series 1 Preferred Stock and Common Stock shall vote together as a single class on all matters. For the avoidance of doubt, the holders of Series 1 Preferred Stock shall not be entitled to vote as Preferred Stock on any matters for which only the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (but not the Common Stock) vote. Subject to compliance with Article IV(B)(6) above, the number of authorized shares of Series 1 Preferred Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

6. Status of Converted Stock. In the event any shares of Series 1 Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(D) Class B Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, such dividends as may be declared from time to time by the Board of Directors with respect to the Class A Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Class B Common Stock is not mandatorily redeemable.

4. Voting Rights and Powers. Each holder of Class B Common Stock shall be entitled to one hundred (100) votes per share of Class B Common Stock, and to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Restated Certificate or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. Subject to compliance with Article IV(B)(6) above, the number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, without a separate class vote of the holders of the Class B Common Stock as permitted by the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

5. Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

6. Equal Status. Except as expressly set forth in this Article IV, Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with, and be identical in all respects and as to all matters to Class A Common Stock.

7. Conversion.

(a) Right to Convert. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) at the option of the holder thereof at any time upon written notice to the Corporation. To exercise such conversion rights, a holder of Class B Common Stock shall surrender the certificate or certificates representing such shares, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees or such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid and if less than all of the holders shares of Class B Common Stock have been converted, a certificate for the remainder of such holder’s shares of Class B Common Stock. Such conversion shall be deemed to have been made immediately prior the close of business on the date of the last to occur of the surrender of the shares of Class B Common Stock to be converted and the delivery of such notice. The person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date and time.

(b) Automatic Conversion Upon Transfer. Each share of Class B Common Stock shall automatically, without any further action by the holder or the Corporation, convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) upon the Transfer of such share; provided, however, that a Transfer of Class B Common Stock by a Class B Stockholder (as defined below) or such Class B Stockholder’s Class Permitted Entities (as defined below) to another Class B Stockholder or such Class B Stockholder’s Class B Permitted Entities shall not trigger such automatic conversion; provided further, however, that a Transfer by a Class B Stockholder to any of the following Class B Permitted Entities, or from any of the following Class B Permitted Entities to such Class B Stockholder or any other Class B Permitted Entity by or for such Class B Stockholder shall not trigger such automatic conversion:

(i) a trust for the benefit of such Class B Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder (a “Clause (i) Class B Permitted Trust”), and, provided, further, that in the event and at such time as such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(ii) a trust for the benefit of persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control (as defined below) with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder (“Clause (ii) Class B Permitted Trust”), and, provided, further, that in the event and at such time as the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(iii) a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust (a “Clause (iii) Class B Permitted Trust”) and provided, further, that in the event and at such time as the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(iv) an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust (each, a “Class B Permitted IRA”), and provided, further, that in the event and at such time as the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by or in such Individual Retirement Account, pension, profit sharing, stock bonus or other type of plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(v) a corporation in which such Class B Stockholder directly, or indirectly through one or more Class B Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation (a “Class B Permitted Corporation”); and provided further that in the event and at such time as the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(vi) a partnership in which such Class B Stockholder directly, or indirectly through one or more Class B Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership (a “Class B Permitted Partnership”); and provided further that in the event and at such time as the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); or

(vii) a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Class B Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company (a “Class B Permitted LLC”) and provided further that in the event and at such time as the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

Notwithstanding the foregoing, if the shares of Class B Common Stock held by a Clause (ii) Class B Permitted Trust or a Clause (iii) Class B Permitted Trust would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Code), then such shares will not automatically convert to Class A Common Stock if the Class B Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Class B Common Stock would no longer constitute stock of a “controlled corporation” pursuant to the Code (such time is referred to in this Section as the “Class B Voting Shift”). If a Class B Stockholder does not, within thirty (30) business days following the Class B Voting Shift, directly or indirectly assume sole exclusive Voting Control with respect to such shares of Class B Common Stock, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(c) Administration. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock as provided in this Section 7 and the dual class common stock structure provided for in this Restated Certificate, including, without limitation, the issuance of stock certificates in connection with any such conversion, as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been made on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be immediately and automatically convert into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Corporation shall be the exclusive evidence the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes and series of shares held by each such stockholder and the number of shares of each class held by such stockholder. Each share of Class B Common Stock that is converted pursuant to this Section 7 shall be retired by the Corporation and shall not be reissued.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

9. Protective Provision. The Corporation shall not, by amendment, merger, consolidation or otherwise, without first obtaining the vote (either at a stockholders meeting or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Class B Common Stock, voting as a separate class, amend, alter, repeal or waive Sections (D), (E), or (F) of this Article IV.

(E) Class A Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes and series of stock at the time outstanding, the holders of the Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Class A Common Stock is not mandatorily redeemable.

4. Voting Rights and Powers. Each holder of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and to vote upon such matters and in such manner as may be provided by law. Subject to compliance with Article IV(B)(6) above, the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote without the separate class vote of the holders of the Class A Common Stock as permitted by the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

(F) Definitions. For purposes of this Article IV:

1. “Class B Permitted Entity” shall mean, with respect to any Class B Stockholder, any Designated Permitted Entity as defined in the Corporation’s Amended and Restated Investors’ Rights Agreement, as may be amended from time to time (the “Rights Agreement”), or any Clause (i) Class B Permitted Trust, Clause (ii) Class B Permitted Trust, Clause (iii) Class B Permitted Trust, a Class B Permitted IRA, a Class B Permitted Corporation, a Class B Permitted Partnership or a Class B Permitted LLC described in Section (D)7(b) of this Article IV.

2. “Class B Stockholder” shall mean any stockholder that is issued Class B Common Stock (or Prior Class A Common Stock prior to the Effective Time) by the Corporation or any Class B Permitted Entity.

3. “Existing Preferred Stockholder” shall mean any stockholder that is issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by the Corporation.

4. “Preferred Stock Permitted Entity” shall mean, with respect to any Existing Preferred Stockholder, any Designated Permitted Entity as defined in the Rights Agreement, or any Clause (A) Preferred Stock Permitted Trust, Clause (B) Preferred Stock Permitted Trust, Clause (C) Preferred Stock Permitted Trust, a Preferred Stock Permitted IRA, a Preferred Stock Permitted Corporation, a Series A Permitted Partnership or a Preferred Stock Permitted LLC described in Section (B)4(b) of this Article IV.

5. “Transfer” shall mean, with respect to a share of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, any sale, assignment, transfer, conveyance, hypothecation, grant of a security interest, gift or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, unless the Board of Directors, in its sole and absolute discretion and prior to the occurrence of such sale, assignment, conveyance, hypothecation, grant, gift, disposition or transfer, in a valid board action referring to this subsection of this Restated Certificate, decides that a waiver of the conversion provisions should take place for a particular transaction and that, as a result, such sale, assignment, transfer, conveyance, hypothecation, grant of a security interest, gift or other transfer or disposition of such share or any legal or beneficial interest in such share shall not constitute a “Transfer”; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, as applicable, by an Existing Preferred Stockholder or a Class B Stockholder, as applicable, that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Existing Preferred Stockholder or Class B Stockholder, as applicable, continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Purchase Date or at any time after the Purchase Date, the spouse of any holder of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, as applicable, possesses or obtains an interest in such holder’s shares of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, as applicable, arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, as applicable.

6. “Voting Control” shall mean, with respect to a share of Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, the power to vote or direct the voting of such share by proxy, voting agreement or otherwise.

ARTICLE V

Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder arising pursuant to any provision of the Delaware General Corporation Law, this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws of the Corporation (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VIII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

(C) Any person or entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.”

* * *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed at San Francisco, California, March 23, 2020.

/s/ Dustin Moskovitz
Dustin Moskovitz, Chief Executive Officer